Exhibit 10.1

AMENDED AND RESTATED STOCK OPTION PLAN

METAMATERIAL INC. EFFECTIVE MARCH 4, 2020

1.	PURPOSE

The purpose of this stock option plan (the “Plan”) is to authorize the grant to service providers for Metamaterial Inc. (the “Corporation”) or any of its subsidiaries of options to purchase common shares (“Common Shares”) of the Corporation’s capital and thus benefit the Corporation by enabling it to attract, retain and motivate service providers by providing them with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2.	ADMINISTRATION

The Plan shall be administered by the board of directors of the Corporation (the “Board”) or a committee established by the Board for that purpose (the “Committee”). Subject to approval of the granting of options by the Board or Committee, as applicable, the Corporation shall grant options under the Plan.

The Corporation will maintain a register in respect of each option granted to a Participant (as defined in Section 5) in which will be recorded: (a) the name and address of the Participant; (b) the date the option was granted (the “Grant Date”); (c) the number of Common Shares issuable under the option as of the Grant Date; (d) the Exercise Price (as defined in Section 6.2); (e) any vesting conditions; (f) the number of Common Shares issued under the option and the date of such issuance; and (g) the option Expiry Date (as defined in Section 7).

3.	SHARES SUBJECT TO PLAN

Subject to adjustment under the provisions of Section 11 hereof, the aggregate number of Common Shares of the Corporation which may be issued and sold under the Plan and any other share compensation arrangements of the Corporation will not exceed 16,719,427. To the extent any options expire unexercised or are otherwise surrendered, cancelled or terminated, any Common Shares subject to such options shall again be available for new grants of options under the Plan. The Corporation shall not, upon the exercise of any option, be required to issue or deliver any Common Shares prior to (a) the admission of such Common Shares to listing on any stock exchange on which the Corporation’s Common Shares may then be listed, and (b) the completion of such registration or other qualification of such Common Shares under any law, rules or regulation as the Corporation shall determine to be necessary or advisable. If any Common Shares cannot be issued to any optionee for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any option exercise price paid to the Corporation shall be returned to the optionee.

4.	LIMITS WITH RESPECT TO CERTAIN GRANTS

For purposes of the Plan, “Related Person” has the definition set out in the policies of the Canadian Securities Exchange, which as of the date hereof means: (a) a director or executive officer of the Corporation or of a related entity of the Corporation; (b) an associate of a director or executive officer of the Corporation or of a related entity of the Corporation; or (c) a permitted assign of a director or executive officer of the Corporation or of a related entity of the Corporation.

4.1.1	The number of Common Shares (and other securities) which may be reserved for issuance under the Plan, any other employee stock option plans or other share based compensation arrangements:

(a)	to all Related Persons will not exceed, in the aggregate, 10% of the securities of the Common Shares issued and outstanding at the time of the grant (calculated on a fully- diluted basis); and

(b)	to any individual Related Person will not exceed, in the aggregate, 5% of the Common Shares issued and outstanding at the time of the grant (calculated on a fully-diluted basis).

4.1.2

The maximum number of Common Shares (and other securities) which may be issued under the Plan, together with any other previously established or proposed share compensation arrangements, within any one-year period:

(a)	to all Related Persons will not exceed, in the aggregate, 10% of the Common Shares issued and outstanding (calculated on a fully-diluted basis); and

(b)	to any individual Related Person and the associates of the Related Person, must not exceed 5% of the Common Shares issued and outstanding (calculated on a fully-diluted basis).

The above restrictions do not apply to options granted by the Corporation if shareholder approval is obtained in accordance with the policies of the Canadian Securities Exchange.

5.	ELIGIBILITY

Options shall be granted only to Service Providers for the Corporation. The term “Service Providers” means (a) any full or part-time employee of the Corporation or any of its subsidiaries (an “Employee”); (b) any executive officer of the Corporation or any of its subsidiaries (an “Officer”); (c) any director of the Corporation or any of its subsidiaries (a “Director”); and (d) any consultant of the Corporation or any of its subsidiaries (a “Consultant”). The term “consultant” shall have the meaning ascribed thereto in National Instrument 45-106, as the same may be amended from time to time. Subject to the foregoing, the Board or Committee, as applicable, shall have full and final authority to determine the persons who are to be granted options under the Plan and the number of Common Shares subject to each option. A Service Provider who has been granted options under the Plan is a “Participant”.

6.	TERMS OF OPTIONS

6.1	Grants

Subject to the provisions of this Plan, the Board will have the authority to grant options to Service Providers, and to determine the terms and conditions applicable to the exercise of those options, including for each option: (a) the number of Common Shares issuable under the option; (b) the Exercise Price; (c) the methods of exercise; (d) the option Expiry Date; (e) the vesting conditions, if any, of the options; and (f) the events, if any, that could give rise to a termination of the Participant’s rights under the option, and the period in which such a termination can occur.

6.2	Price

The purchase price (the “Exercise Price”) for the Common Shares of the Corporation under each option shall be determined by the Board or Committee, as applicable, and shall not be less than the market price, where “market price” shall mean the greater of the closing market price of the Common Shares on any stock exchange on which the Common Shares are listed on (a) the trading day prior to the Grant Date; and (b) the Grant Date.

7.	PERIOD OF OPTION AND RIGHTS TO EXERCISE

Subject to the provisions of this Section 7 and Sections 8, 9 and 16 below, options will be exercisable in whole or in part, and from time to time, during the currency thereof. The Option Agreement shall set out the expiry date of such option, with such date not exceeding a term of ten years (the “Expiry Date”). The Common Shares to be purchased upon each exercise of any option (the “Optioned Shares”) shall be paid for in full at the time of such exercise. Except as provided in Sections 8, 9 and 16 below, no option which is held by a Service Provider may be exercised unless the optionee is then a Service Provider for the Corporation.

8.	CESSATION OF PROVISION OF SERVICES

8.1	Unless otherwise determined by the Board or otherwise specified in the relevant Option Agreement (as defined in Section 14), if a Participant ceases to be a Service Provider:

8.1.1	any unvested portion of any option held by that Participant will immediately expire as of the Termination Date; and

8.1.2	any vested portion of any option held by that Participant will expire on the earlier of the option Expiry Date set by the Board or Committee under Section 7 and:

(a)

in the case of termination of employment by the Corporation or a subsidiary without cause, a voluntary resignation or the failure of a Director standing for election to be re- elected, or the failure by the Corporation or a subsidiary to renew a contract for services at the end of its term, the date which is 90 days after the Termination Date;

(b)	in the case of the death of the Participant, the date determined under Section 9;

(c)	in the case of the Disability or Retirement of the Participant, the date which is 180 days after the Termination Date; and

(d)	in all other cases, the Termination Date.

“Disability” means a physical or mental incapacity or disability that prevents the Participant from performing the essential duties of the Participant’s employment or service with the Corporation or any subsidiary, and which cannot be accommodated under applicable human rights laws without imposing undue hardship on the Corporation or the Subsidiary employing or engaging the Participant, as determined by the Board for the purposes of this Plan.

“Retirement” means retirement from active employment or service with the Corporation or a subsidiary (a) at or after age 65; or (b) with the consent of any officer of the Corporation as may be designated for the purposes of this Plan by the Board, at or after any earlier age and on the completion of any number of years of service as the Board may specify.

“Termination Date” means:

(a)

in the case of an Employee or Officer Participant whose employment or term of office, as the case may be, with the Corporation or its subsidiary terminates as a result of the Corporation or subsidiary terminating the relationship without cause or by reason of the voluntary resignation of the Participant, the later of: (i) the date that is the last day of any statutory notice period applicable to the Participant pursuant to applicable employment standards legislation; and (ii) the date that is designated by the Corporation or subsidiary as the last day of the Participant’s employment or term of office, provided that in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given. For certainty, except only as expressly required by applicable employment standards legislation, as amended or replaced, or agreed by the Corporation, no vesting of options will occur following the Termination Date, and by participating in the Plan the Participant waives any damages in lieu thereof whether pursuant or attributable to any common law notice period or otherwise;

(b)	in the case of a Director Participant who ceases to hold office, the date upon which the Participant ceases to hold office; or

(c)

in the case of a Consultant Participant whose consulting agreement or arrangement with the Corporation or a subsidiary, as the case may be, terminates for any reason other than for breach of the consulting agreement or arrangement, the date that is designated by the Corporation or the subsidiary, as the case may be, as the date on which the Participant’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant of the Participant consulting agreement or arrangement, such date shall not be earlier than the date that notice of voluntary termination was given, and “Termination Date” specifically does not mean the date on which any period of notice of termination that the Corporation or the Related Entity (as the case may be) may be required to provide to the Participant under the terms of the consulting agreement or arrangement expires.

8.2

Options will not be affected by any change of employment or provision of services within or among the Corporation or any of its subsidiaries, so long as the Participant continues to be a Service Provider.

8.3

Unless otherwise specified in the Participant’s Option Agreement or any applicable employment contract of the Employee with the Corporation or any subsidiary, options granted under this Plan are not part of a Participant’s regular employment or consulting compensation, and no value will be attributed to any options as part of calculating any Participant’s damages for wrongful dismissal, or any amount due to a Participant with respect to reasonable notice, notice of termination, severance or termination pay, or compensation in lieu of notice.

9.	DEATH OF OPTIONEE

Unless otherwise determined by the Board or Committee, in the event of the death of a Participant, (a) any unvested options on the Participant’s date of death shall be cancelled; and (b) any vested options on the Participant’s date of death shall be exercisable within, but only within, the period of one year next succeeding the Participant’s date of death but in no event after the Expiry Date of the Optionee’s options. Before expiry of an option under this Section 9, the Board or Committee, as applicable, shall notify the Participant’s representative in writing of such expiry.

10.	NON-ASSIGNABILITY AND NON-TRANSFERABILITY OF OPTION

An option granted under the Plan shall be non-assignable and non-transferrable by a Participant otherwise than by will or by laws of descent and distribution, and such option shall be exercisable, during an optionee’s lifetime, only by the optionee.

11.	ADJUSTMENTS IN SHARES AND OPTIONS SUBJECT TO PLAN AND FRACTIONAL SHARES

11.1

The aggregate number and kind of Common Shares available under the Plan shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Corporation. If any such change in the outstanding Common Shares occurs, the Board or the Committee, as applicable, may make any adjustments to the number and kind of shares covered by such options and/or the Exercise Price, that the Board or Committee determines, in its sole discretion, appropriate.

11.2

No fractional shares will be issued on the exercise of an option. If a Participant becomes entitled to a fractional share, the Participant will have the right to purchase only the number of full Common Shares that is calculated under the adjustment and no other payment will be made with respect to the fractional share.

12.	AMENDMENT AND TERMINATION OF THE PLAN

(a)

The Board may at any time, subject to the provisions of Section 12(b) below, amend, suspend or terminate the Plan, or any portion thereof, or options granted thereunder provided that no such amendment, suspension or termination may, without the consent of the affected optionee, adversely alter or impair the rights under any option previously granted to an optionee under the Plan. Without limiting the generality of the foregoing, the Board shall have the power and authority to make the following types of amendments to the Plan or options granted thereunder without shareholder approval:

(i)

amendments of a ministerial nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(ii)

amendments necessary to comply with the provisions of applicable law (including, without limitation, tax laws and the rules, regulations and policies of the stock exchange on which the Common Shares of the Corporation may then be listed or any tax legislation);

(iii)	amendments respecting administration of the Plan;

(iv)	any amendment to the vesting provisions of the Plan or any option;

(v)

any amendment to the early termination provisions of the Plan or any option, whether or not such option is held by an insider, provided such amendment does not entail an extension beyond the original Expiry Date;

(vi)

any amendment to the termination provisions of the Plan or any option, other than an amendment extending the term of an option, provided any such amendment does not entail an extension of the expiry date of such option beyond its original Expiry Date;

(vii)	the addition or modification of any form of financial assistance by the Corporation;

(viii)

the addition or modification of a cashless exercise feature, payable in cash or Common Shares, whether or not there is a full deduction of the number of underlying Common Shares from the Plan reserve; and

(ix)

any other amendments, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including without limitation, the rules, regulations and policies of the stock exchange on which the shares may then be listed).

(b)	Shareholder approval will be required for the following types of amendments to the Plan or options granted thereunder:

(i)

increases to the number of Common Shares issuable under the Plan, including an increase to a fixed maximum number of Common Shares or a change from a fixed maximum number of Common Shares to a fixed maximum percentage;

(ii)	any amendment which reduces the Exercise Price of an option or a cancellation and re-grant at a lower Exercise Price less than three months after the related cancellation;

(iii)	any amendment extending the term of an option beyond its original Expiry Date; (iv) any amendment broadening any limits imposed on non-employee director participation under the Plan;

(v)	any amendment respecting transferability or assignability of options under the Plan, other than for normal estate settlement purposes; and

(vi)

amendments required to be approved by shareholders under applicable law (including, without limitation, the rules, regulations and polices of the stock exchange on which the shares may then be listed).

(c)

In the event of any conflict between the provisions of Section 12(a) and Section 12(b), the provisions of Section 12(b) shall prevail to the extent of the conflict. Notwithstanding the foregoing, if there is a discrepancy between the provisions of Section 12(a) and Section 12(b) with respect to tax matters, Section 12(a) shall prevail provided the Board determines that the change is in the best interests of the Corporation after taking into account the impact to the shareholders of the Corporation.

13.	EFFECTIVE DATE OF THE PLAN

The Plan becomes effective on the date set forth on the cover page hereof.

14.	EVIDENCE OF OPTIONS

Each option granted under the Plan shall be embodied in a written option agreement (the “Option Agreement”) between the Corporation and the optionee which shall give effect to the provisions of the Plan. Subject to specific variations approved by the Board in respect of any option, all terms and conditions set out in this Plan will be incorporated by reference into and form part of each Option Agreement.

15.	EXERCISE OF OPTION

15.1

Subject to the provisions of the Plan and the particular option, an option may be exercised from time to time by the holder delivering to the Corporation at its registered office a written notice of exercise specifying the number of Common Shares with respect to which the option is being exercised and accompanied by payment in cash or certified cheque for the full amount of the Exercise Price of the Common Shares then being purchased.

15.2

Upon receipt of a certificate of an authorized officer directing the issue of Common Shares purchased under the Plan, the transfer agent is authorized and directed to issue and countersign share certificates for the Optioned Shares in the name of such optionee or the optionee’s legal personal representative or as may be directed in writing by the optionee’s legal personal representative.

15.3

The Corporation or any subsidiary may take reasonable steps for the withholding of any taxes or other source deductions that is required by law to remit in connection with the Plan, any option or the issuance of any Common Shares upon the exercise of an option, including (a) deducting and withholding the amount required to be remitted from any cash remuneration or any other amount payable to a Participant, whether or not related to the Plan, the exercise of options or the issue of any Common Shares; or (b) making the exercise of an option conditional on the Participant paying to the Corporation or subsidiary the amount required to be remitted.

16.	VESTING

Options issued under the Plan may vest at the discretion of the Board or Committee, as applicable at the time of grant. The Board or Committee, as applicable, may in their discretion, subsequent to the time of grant, permit an Optionee to exercise any or all of the unvested options then outstanding. Unless otherwise determined by the Board or otherwise specified in an Option Agreement, an option will vest and become exercisable as follows: (a) 25% of the Common Shares subject to the Option will become available to purchase on the first anniversary of the Grant Date; and (b) 75% of the Common Shares subject to the Option will become available in equal monthly installments over the three year period commencing immediately after the first anniversary of the Grant Date.

17.	NOTICE OF SALE OF ALL OR SUBSTANTIALLY ALL SHARES OR ASSETS

17.1

Subject to any specific terms dealing with a Change of Control Transaction in an Option Agreement, in the event of an actual or potential Change of Control Transaction, the Board has the right, in its sole discretion and on the terms it sees fit, without any action or consent required on the part of any Participant, to deal with any options (or any portion of any options) in the manner it deems equitable and appropriate in the circumstances, including the right to:

(a)	determine that any options (or any portion of any options) will remain in full force and effect in accordance with their terms after the Change of Control Transaction;

(b)

cause any options (or any portion of any options) to be converted or exchanged for options to acquire shares of another entity involved in the Change of Control Transaction, having substantially the same value and terms and conditions as the options;

(c)	accelerate the vesting of any unvested options;

(d)	provide Participants with a cashless surrender right; and

(e)

accelerate the date by which any options (or any portion of any options) must be exercised or surrendered, after which all rights of the Participants to exercise or surrender such options shall immediately expire and all such options shall terminate.

17.2

The Corporation will use commercially reasonable efforts to give the affected Participants written notice of any determination made by the Board under Section 17 at least 14 days before the effective date of the Change of Control Transaction.

For these purposes, “Change of Control Transaction” means:

(a)

the acquisition of a sufficient number of voting securities in the capital of the Corporation so that the acquiror, together with persons acting jointly or in concert with the acquiror, becomes entitled, directly or indirectly, to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation (provided that, prior to the acquisition, the acquiror, together with persons acting jointly or in concert with the acquiror, was not entitled to exercise more than 50% of the voting rights attaching to the outstanding voting securities in the capital of the Corporation);

(b)

the completion of a consolidation, merger, arrangement or amalgamation of the Corporation with or into any other entity whereby the voting securityholders of the Corporation immediately prior to the consolidation, merger, arrangement or amalgamation receive less than 50% of the voting rights attaching to the outstanding voting securities of the consolidated, merged, arranged or amalgamated entity;

(c)

the completion of a sale whereby all or substantially all of the Corporation’s undertakings and assets become the property of any other entity and the voting securityholders of the Corporation immediately prior to the sale hold less than 50% of the voting rights attaching to the outstanding voting securities of that other entity immediately following that sale; or

(d)	any other transaction or series of transactions which, in the reasonable opinion of the Board, constitutes a change of control of the Corporation,

but, unless otherwise determined by the Board, does not include:

(e)

any issuance from treasury that results in those who are the voting securityholders of the Corporation immediately prior to that issuance holding less than 50% of the voting rights attaching to the outstanding voting securities of the Corporation immediately following that issuance; or

(f)

the acquisition of securities of the Corporation by persons who, at the time immediately before the acquisition, own, or exercise control or direction over, at least 30% of the voting rights attaching to the outstanding voting securities of the Corporation.

18.	MISCELLANEOUS

18.1	Rights Prior to Exercise

A Participant shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of Optioned Shares in respect of which the optionee shall have exercised the option to purchase hereunder and which the optionee shall have actually taken up and paid for.

18.2	No Employment Rights

Nothing in this Plan or any option will confer on a Participant any right to continue in the employment or service of the Corporation or any subsidiary or affect in any way the right of the Corporation or subsidiary to terminate the Participant’s employment or service at any time; nor will anything in this Plan or any option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any subsidiary to extend the employment or service of any Participant beyond the date on which the Participant’s relationship with the Corporation or any subsidiary would otherwise be terminated due to Retirement or pursuant to the provisions of any employment, consulting or other contract for services with the Corporation or any subsidiary.

18.3	No Undertaking or Representation

The Participants, by participating in this Plan, will be deemed to have accepted all risks associated with acquiring Common Shares pursuant to this Plan. Each Participant acknowledges that the Common Shares are subject to, and may be required to be held indefinitely under, applicable securities laws. The Corporation and the subsidiaries make no undertaking, representation, warranty or guarantee as to the future value or price, or as to the listing on any stock exchange or other market, of any Common Shares issued under this Plan, and will not be liable to any Participant for any loss resulting from that Participant’s participation in this Plan or as a result of the amendment, suspension or termination of this Plan or any option in accordance with its terms.

18.4	Notices

All written notices to be given by a Participant to the Corporation will be delivered personally or by registered mail, postage prepaid, addressed to the attention of the President at the address of the head office for the Corporation.

18.5	Further Assurances

Each Participant will, when requested to do so by the Corporation, sign and deliver all documents relating to the granting or exercise of options deemed necessary or desirable by the Corporation. Each Participant will provide the Corporation with all information (including personal information) which is necessary for the administration of this Plan, and each Participant consents to the collection, use and disclosure of information by the Corporation necessary for the administration of this Plan.

19.	GOVERNING LAW

This Plan shall be construed in accordance with and be governed by the laws of the Province of Ontario and shall be deemed to have been made in said Province and shall be in accordance with all applicable securities laws. Without prejudice to the ability of the Corporation or any Participant to enforce this Plan or any Option Agreement in any other proper jurisdiction, the Corporation and each Participant irrevocably and unconditionally submits and attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario to determine all issues, whether at law or in equity, arising from this Plan and each Option Agreement.

20.	EXPIRY OF OPTION

On the Expiry Date of any option granted under the Plan, and subject to any extension of such Expiry Date permitted in accordance with the Plan, such option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which the option has not been exercised.